Exhibit 10.1

RESCISSION AGREEMENT AND MUTUAL RELEASE

This Rescission Agreement and Mutual Release (this “Agreement”) is entered into as of January 23, 2013 by and between DubLi, Inc., a Nevada corporation (“DubLi”), and Agaani Music, JLT, a DMCC Free Zone (Dubai) corporation (“Agaani”). The parties to this Agreement are sometimes individually referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS:

A.                On December 31, 2012, the Parties entered into an agreement (the “Original Agreement”) for the purchase and sale of certain assets, liabilities and obligations as well as the licensing of certain of DubLi’s rights to Agaani;

B.                 On January 3, 2013, the Parties entered into an Amended and Restated Agreement for the Sale of Assets, Assumption of Liabilities and Obligations and Licensing of Certain Rights (the “Sales Agreement”), which amended restated the Original Agreement and set forth the terms and conditions of the purchase and sale of certain assets, liabilities and obligations as well as the licensing of certain of DubLi’s rights to Agaani (the “Transaction”);

C.                 The Parties desire to rescind the Transaction, return the assets, liabilities and obligations to DubLi in the state they were in immediately prior to the Transaction as if the Transaction never occurred, and cancel the licenses granted by the Sales Agreement (the “Rescission”);

D.                 The Parties desire to settle and resolve all potential claims, legal actions, judgments, disputes, claims, causes of action, and appeals against each other, known or unknown, with respect to the Transaction and the Sales Agreement by entering into this Agreement; and

E.                 The Parties desire that this Rescission lawfully: (i) rescind the Transaction and the Sales Agreement; (ii) provide for an orderly and amicable separation of the Parties; and (iii) compromise and settle all disputes, if any, between the Parties with respect to the Transaction and the Sales Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                  Recitals. The foregoing recitals are true and correct in all material respects and are hereby incorporated herein as a material part of this Agreement.

2.                  Rescission of Transaction. The Parties hereby rescind all agreements entered into in connection with the Transaction and the Sales Agreement, including all schedules attached thereto. Accordingly, Agaani shall return the assets, liabilities and obligations to DubLi in the state they were in immediately prior to the Transaction as if the Transaction never occurred, and the licenses granted by the Sales Agreement shall be cancelled.

3.                 Mutual Releases.

a.                   Agaani General Release. Agaani, for itself and for all of its affiliates, subsidiaries, officers, directors, attorneys, agents, employees, personal representatives, successors, or assigns, as applicable (“Agaani Parties”) does hereby forever release, remise, acquit, satisfy and discharge DubLi and any and all of its affiliates, subsidiaries, officers, directors, attorneys, agents, employees, personal representatives, successors, or assigns, as applicable (the “DubLi Parties”), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the Agaani Parties ever had, now has, or may have, against the DubLi Parties for, upon or by reason of any matter, cause or thing whatsoever, with respect to, arising out or, or related to the Sales Agreement and the Transaction, with the exception of the rights and obligations of the Parties under this Agreement.

b.                  DubLi Release. The DubLi Parties do hereby forever release, remise, acquit, satisfy and discharge the Agaani Parties, from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the DubLi Parties ever had, now have, or may have, against the Agaani Parties for, upon or by reason of any matter, cause or thing whatsoever, with respect to, arising out or, or related to the Sales Agreement and the Transaction, with the exception of the rights and obligations of the Parties under this Agreement.

4.                  Representations and Warranties by DubLi. DubLi represents and warrants to Agaani as follows:

a.                   DUBLI has the full power and authority to execute, deliver and perform this Agreement;

b.                  This Agreement constitutes the legal, valid and binding obligation of DubLi, enforceable against DubLi, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law; and

c.                   The execution and delivery by DubLi of this Agreement, and the fulfillment of and compliance with its terms by DubLi does not and will not (i) conflict with or violate any provision of DubLi’s Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, instrument or other understanding to which DubLi is a party or by which any property or asset of DubLi is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which DubLi is subject, or by which any of its properties or assets is bound or affected, or (iv) require any authorization, consent, approval exemption or other action by or notice to any court or governmental body.

5.                  Representations and Warranties by Agaani. Agaani represents and warrants to DubLi as follows:

a.                   Agaani has the full power and authority to execute, deliver and perform this Agreement;

b.                  This Agreement constitutes the legal, valid and binding obligations of Agaani, enforceable against Agaani, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law;

c.                   The execution and delivery by Agaani of this Agreement, and the fulfillment of and compliance with its terms by Agaani does not and will not (i) conflict with or violate any provision of Agaani’s Articles of Incorporation, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, instrument or other understanding to which Agaani is a party or by which any property or asset of Agaani is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Agaani is subject, or by which any of its properties or assets is bound or affected, or (iv) require any authorization, consent, approval exemption or other action by or notice to any court or governmental body;

d.                  The “Assets” (as defined in the Sales Agreement) are free and clear of all liens, charges, encumbrances and rights of third parties, except as explicitly set forth in the Sales Agreement, and Agaani has not assigned or otherwise transferred any ownership rights in or to any of the “Assets” (as defined in the Sales Agreement); and

e.                   Agaani has not incurred any liabilities or created any other obligations for which DubLi will be responsible.

6.                  Interpretation. It is acknowledged by the Parties that this Agreement is the result of negotiated suggestions of all Parties, and therefore, no presumptions shall arise favoring any Party by virtue of the authorship of any provisions herein or the modification, addition, or deletion of provisions in prior drafts hereof.

7.                  Indemnification. Agaani shall indemnify DubLi against all loss, damage, costs, and expenses (including any reasonable cost for legal representation) determined to be a consequence of any action by Agaani related to the Transaction, the Sales Agreement or the “Assets” (as defined in the Sales Agreement), or due to any misrepresentations or a breach of any provision, covenant, or warranty in this Agreement.

8.                  Governing Law. This Agreement shall be governed and interpreted under the internal laws of the State of Florida.

9.                  Binding Effect. This Agreement shall be binding upon and inure to the benefits of the Parties hereto and assigns.

10.                Counterpart. This Agreement may be executed in counterparts. Signature pages hereof that are manually signed and delivered by electronic transmission (including facsimile or electronic mail (e.g., as a portable document format (.pdf file)) shall be deemed to constitute an original thereof and shall bind the parties signing and delivering in such manner.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

DubLi, Inc.

By:	/s/ Michael Hansen
Michael Hansen
President and Chief Executive Officer

Agaani Music, JLT

By:	/s/ Craig Johnson
Craig Johnson
General Manager